Exhibit 10.1

SECOND AMENDMENT TO THE PURCHASE AGREEMENT

This SECOND AMENDMENT TO THE PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of November 12, 2007 by and among Answers Corporation, a Delaware corporation (the “Purchaser”), and Brian Kariger, as the Sellers Representative.

WHEREAS, Lexico Publishing Group, LLC, a California limited liability company, Brian Kariger, as trustee of the Brian Patrick Kariger Charitable Remainder Unitrust Trust dated April 9, 2007, Brian Kariger, as trustee of the Brian Patrick Kariger Revocable Trust dated February 9, 2007, and Daniel Fierro (collectively, the “Sellers”), the Sellers Representative, and the Purchaser (the Sellers, the Sellers Representative, and the Purchaser collectively, the “Parties”) entered into a Purchase Agreement, dated as of July 13, 2007, as amended by the First Amendment to the Purchase Agreement dated July 31, 2007 (the “Agreement”);

WHEREAS, the Parties wish to amend certain provisions in the Agreement, as set forth herein; and

WHEREAS, pursuant to Section 10.5 of the Agreement, the Agreement may be amended with the written consent of Purchaser and the Sellers Representative, which amendment shall be binding upon the Parties and their respective successors and assignees.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, covenants, representations and warranties made herein, the Parties intending to be legally bound, hereby agree as follows:

1.             DEFINITIONS.  Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings ascribed to them under the Agreement.

2.                                      AMENDMENTS

2.1.          Section 8.1.2 of the Agreement shall be deleted in its entirety and replaced with the following:

“8.1.2. by either Purchaser or the Sellers, if the Closing shall not have occurred by a date being 228 days from the initial filing date of the registration statement in respect of the Offering by the Purchaser with the SEC or such other date that Purchaser and the Sellers Representative may agree upon in writing (the “ Termination Date “); provided, however, that (i) in case the registration statement in respect of the Offering is still under the SEC review at such date, then the Termination Date shall be extended by such additional period; and (ii) in case that the review of the Company’s financial statements for the first and second fiscal quarters shall not have been completed within 30 days following the date hereof, then the Termination Date shall be extended by such additional period); and provided, further, that the right to terminate this Agreement under this Section 8.1.2 shall not be available to any party whose breach of this Agreement has resulted in the failure of the Closing to occur on or before the Termination Date;”

2.2.          Section 8.3.1 of the Agreement shall be deleted in its entirety and replaced with the following:

“8.3.1 Purchaser shall reimburse Sellers for direct out-of-pocket expenses for counsel and accountants that the Sellers have incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereby, not to exceed $500,000, as Sellers’ sole and exclusive remedy upon termination of this Agreement pursuant to Section 8.1.2 in the event that Closing does not occur due to failure to satisfy the conditions set forth in Section 7.3.7. Such payment shall be paid within 10 Business Days following such termination and upon the receipt by Purchaser of an invoice from Sellers setting forth such expenses in reasonable detail, accompanied by reasonable documentation.”

3.             SURVIVAL OF PROVISIONS.  Except as specifically amended above, which shall have the effect on the entire Agreement, the Agreement is hereby ratified, confirmed, and acknowledged and shall remain in full force and effect.

4.             COUNTERPARTS.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.  The exchange of a fully executed Amendment (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the Parties to the terms and conditions of this Amendment, as an original.

- Signature pages follow -

IN WITNESS WHEREOF, the Purchaser and the Sellers Representative, intending to be legally bound, have executed this SECOND AMENDMENT TO THE PURCHASE AGREEMENT as of the date first written above.

ANSWERS CORPORATION

/S/ ROBERT S. ROSENSCHEIN

By:	Robert S. Rosenschein

Title:	CEO

BRIAN KARIGER, AS SELLERS REPRESENTATIVE

/S/ BRIAN KARIGER